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                                                                   EXHIBIT 10.12


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is dated February 1, 2001, among Hamilton Bancorp Inc., a Florida corporation, Hamilton Bank, N.A. (the "Bank"), a national banking association located in Miami, Florida (collectively, the "Company"), and Lucious Timothy Harris (the "Executive").

                                  INTRODUCTION

         The Boards of Directors of the Company have determined that it is in the best interests of the Company to retain the Executive's services and to reinforce and encourage the continued attention and dedication of the Executive to his assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control of the Company or the assertion of claims and actions against employees.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

         1. EMPLOYMENT. Upon the terms and subject to the conditions contained in this Agreement, the Executive agrees to provide full-time services for the Bank during the term of this Agreement. The Executive agrees to devote his best efforts to the business of the Company and shall perform his duties in a diligent, trustworthy, and business-like manner, all for the purpose of advancing the business of the Company.

         2. DUTIES. The duties of the Executive shall be those duties which can reasonably be expected to be performed by a person who is a senior executive of a national chartered bank. The Executive shall report as directed by the Board of Directors of the Bank. The Executive's duties may, from time to time, be changed or modified at the discretion of the Board of Directors or the CEO of the Company.

         3. EMPLOYMENT TERM. Subject to the terms and conditions hereof, the Company agrees to employ the Executive for a term of two years and eleven months, commencing February 1, 2001 (the "Effective Date") and continuing through December 31, 2003, unless renewed under this Section 3. The Company may terminate the Executive's employment prior to the end of the three-year term through a Termination Due to Disability under Section 5(a), a Termination With Cause under Section 5(b) or a Termination Without Cause under Section 5(c).

         The term of this Agreement shall be automatically extended for an additional year each December 31, commencing December 31, 2001, unless either the Company or the Executive provides written notice of election not to renew at least 90 days before the applicable December 31.




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         4. SALARY AND BENEFITS.

                  (a) BASE SALARY. The Company shall, during the term of this Agreement, pay the Executive an annual base salary of US$180,000 through December 31, 2001. Thereafter, base salary shall be reviewed by the Company at least annually and any base salary increase shall be effective each January 1, beginning January 1, 2002. The Company may not, however, reduce the Executive's base salary at any time during the term of this Agreement.

                  (b) ANNUAL INCENTIVE PAYMENT. Each year during this Agreement, the Executive shall be eligible to receive an annual incentive payment (the "Annual Incentive Payment). The amount actually awarded to the Executive will be determined by the Company's or the Bank's Compensation Committee. Any applicable bonus shall be paid by February 28 of each year (with the first bonus payable by February 28, 2002, relating to the 2001 year).

                  (c) STOCK OPTIONS. The Company shall provide a stock option program to the Executive in accordance with the 1998 and 2000 Executive Incentive Plans, as amended or replaced by a successor plan approved by the Company's Board of Directors and, if necessary, its shareholders. The Executive will not be eligible to participate in any stock option plans reserved for outside directors.

                  (d) LIFE INSURANCE. The Company shall provide life insurance coverage on the life of the Executive in accordance with the Company's Group Term Life Insurance Plan. The life insurance benefit will be paid upon death according to the following schedule; however, the death benefit is limited to a maximum of $350,000.

            Years of Service           Death Benefit
            ----------------           -------------

                  1-5                   2 x Salary

                 5-10                   3 x Salary

                10-15                   4 x Salary

                15+                     5 x Salary

                  (e) VACATION. The Executive shall be entitled to the number of weeks of paid vacation during each full year of his employment hereunder in accordance with the vacation policy adopted by the Company. In addition, upon any Termination under Section 5, except for Termination for Cause, the Executive will be paid any vacation earned in the calendar year of the termination but not taken through the date of the termination.

                  (f) REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in the course of his duties, in accordance with any business conducted on behalf of the Company.

                  (g) EMPLOYEE BENEFITS. The Executive shall be entitled to participate in the employee benefit programs generally available to employees of the Company, and to all normal perquisites provided to senior executive officers of the Company.

                  (h) BENEFITS NOT IN LIEU OF COMPENSATION. No benefit or perquisite provided to the Executive shall be deemed to be in lieu of base salary, bonus, or other compensation.



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         5. TERMINATION OF EMPLOYMENT. The Board of Directors of the Company may
terminate the employment of the Executive at any time as it deems appropriate.

                  (a) DISABILITY. The Company may terminate the Executive's employment for Disability if the Executive is incapacitated or absent and unable to perform substantially all the regular Duties of his employment as defined under the Total Disability From Your Own Occupation under the Company's Long Term Disability Plan. If, during the term of this Agreement, the Executive's employment terminates due to Disability, the Company shall provide long term disability insurance that provides for an annual benefit of 2/3 of the Executive's Base Salary; however, this benefit is limited to the maximum allowed under the Company's Long Term Disability Plan in effect from time to time, but not less than $6,000 per month.

                  (b) VOLUNTARY RESIGNATION OR TERMINATION FOR CAUSE. If the Executive shall voluntarily terminate his employment for other than Good Reason or if the Company shall discharge the Executive for Cause, as defined herein, this Agreement shall terminate immediately and the Company shall have no further obligation to make any payment under this Agreement which has not already become payable, but has not yet been paid, provided, however, that with respect to any stock options, restricted stock, incentive plans, deferred compensation arrangements, or other plans or programs in which the Executive is participating at the time of termination of his employment, the Executive's rights and benefits under each such plan shall be determined in accordance with the terms, conditions, and limitations of the plan and any separate agreement executed by the Executive which may then be in effect.

                  For the purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon:

                           (i) the willful and continued failure by the
                  Executive to perform his duties with the Company (other than any such failure resulting from incapacity due to Disability), after a demand for specific performance is delivered to the Executive by the Board which identifies individual goals and objectives which must be accomplished to remedy the Executive's performance, as well as provides rationale as to the reason the Board believes that he has not historically performed his duties;

                           (ii) the willful engaging by the Executive in gross
                  misconduct materially and demonstrably injurious to the Company. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

                  (c) TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON. If during the term of the Agreement, the Executive's employment is terminated by the Company without Cause or the Executive voluntarily terminates his employment for Good Reason, as defined herein:




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                           (i) BASE SALARY. The Company shall pay the Executive
                  in a lump sum an amount equal to the remaining term of this Agreement times the current annual base salary as provided in
                  Section 4(a) in effect at the date of termination;

                           (ii) ANNUAL INCENTIVE. To compensate the Executive
                  for the current year's annual incentive, the Company shall pay to the Executive in a lump sum an amount equal to two times the aggregate amount paid to the Executive under Sections 4(b) for the most recently completed calendar year multiplied by a ratio whose numerator is the number of the current month as of the date of termination and the denominator is twelve.

                           (iii) NONQUALIFIED RETIREMENT PLANS AND STOCK
                  OPTIONS. The Company shall pay to the Executive any amounts due under Section 4(c) according with the terms, conditions and limitations of the plans and any separate agreements under
                  Section 4(c) without regard to "vesting" thereunder. For purposes of this Agreement, the term "Good Reason" shall mean:

                           (i) Without his express written consent, the
                  assignment to the Executive of any duties inconsistent with his positions, duties, responsibilities and status with the Company, or a change in his reporting responsibilities, titles or offices, or any removal of the Executive from or any failure to re-elect the Executive to any of such positions, except in connection with the termination of his employment for Cause, Disability or retirement or as a result of his death or by the Executive other than for Good Reason;

                           (ii) A reduction by the Company in the Executive's
                  base salary as in effect on the date hereof or as the same may be increased from time to time;

                           (iii) Without his express written consent the failure
                  by the Company to continue in effect any Stock Options under
                  Section 4(c), the Life Insurance under Section 4(d) in which the Executive is participating (or plans providing substantially similar benefits), the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce his benefits under any of such plans or deprive him of any material fringe benefit enjoyed by him, or the failure by the Company to provide the Executive with the number of paid vacation days to which he is then entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof; or

                           (iv) Any failure of the Company to obtain the
                  assumption of, or the agreement to perform, this Agreement by any successor as contemplated in Section 16(a) hereof.

         6. PERFORMANCE BONUS UPON CERTAIN CHANGES OF CONTROL. If a Change of Control occurs during the term of this Agreement, the Executive shall be paid a performance bonus equal to the Executive's compensation paid by the Company and its affiliates which was includible in the Executive's gross income



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during the most recent taxable year ending before the date of the Change of
Control, PROVIDED, HOWEVER, if a Change of Control occurs prior to December 31, 2002, the Executive shall be paid a performance bonus equal to the Executive's annualized calendar year 2001 compensation paid by the Company.

    The term "Change of Control" as used in this Agreement shall have the following meaning:

                  (i) A reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, directly or indirectly, own more than 80% of the combined voting power entitled to vote generally in the election of director of the reorganized, merged or consolidated entity's then outstanding voting securities;

                  (ii) A liquidation or dissolution of the Company;

                  (iii) The sale of more than 50% of the assets of the Company to any person or entity not controlled by or under common control with the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or

                  (iv) The acquisition by any person, entity or "group", within the meaning of Section 13 (d) (3) or 14 (d) (2) of the Securities Exchange Act, (excluding any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act)) of more than twenty percent (20%) of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors.

         7. TERMINATION AFTER CHANGE OF CONTROL BENEFIT.

                  (a) TERMINATION. If within 24 months after a Change of Control, the Company shall terminate the Executive's employment other than pursuant to Section 5(a) or 5(b) hereof or if the Executive shall terminate his employment for Good Reason, then the Company shall pay to the Executive a benefit as defined in Section 7(b).

                  (b) AMOUNT. Upon a termination after a Change of Control as provided in Section 7(a), the Executive will receive a Change of Control Benefit equal to the greater of (i) two (2) times the Executive's Base Annual Compensation as defined in Section 7(c) at the date of the Change of Control assuming the individual is in good employment or (ii) the amount payable to the Executive as provided in
         Section 5(c).

                  (c) BASE ANNUAL COMPENSATION. The Executive's compensation paid by the Company and its affiliates which was includible in the Executive's gross income during the most recent taxable year ending before the date of the Change of Control (including, amounts includible in compensation, i.e.,




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         the base salary and cash annual incentive prior to any deferred arrangements), PROVIDED, HOWEVER, if a Change of Control occurs prior to December 31, 2002, Base Annual Compensation shall be the Executive's annualized calendar year 2001 compensation and PROVIDED FURTHER, HOWEVER, that any such amount shall not exceed an amount equal to three
         (3) times the Executive's average annualized compensation paid by the Company and its affiliates which was includible in the Executive's gross income during the most recent five taxable years ending before the date of the Change of Control (defined as the individual's "base amount" under Section 280G of the Internal Revenue Code of 1986, as amended).

                  (d) NONQUALIFIED RETIREMENT PLANS AND STOCK OPTIONS. The Company shall also pay to the Executive any amounts due under Section 4(c) according with the terms, conditions and limitations of the plans and any separate agreements under Section 4(c) without regard to "vesting" thereunder.

                  (e) CONSIDERATION OF BENEFIT. As consideration for the benefit paid in Section 7, the Executive agrees to work with the new organization for a period of no less than six months. If the organization, however, terminates the employment of the Executive except under Termination for Cause, the Executive is still entitled to the benefit specified under this section 7.

                  (f) LIMITATION OF BENEFIT: Notwithstanding anything to the contrary in this Agreement, if there are payments to the Employee which constitute "parachute payments," as defined in Section 280G of the Code, then the payments made to the Executive shall be the maximum of
         (x) one dollar ($1.00) less than the amount which would cause the payments to the Employee (including payments to the Employee which are not included in this Agreement) to be subject to the excise tax imposed by Section 4999 of the Code, and (y) the payments to the Employee (including payments to the Employee which are not included in the Agreement) after taking into account the excise tax imposed by Section 4999 of the Code.

                  (g) PAYMENT OF BENEFIT. The Company shall pay any Change of Control Benefit payable as provided in this Section 7 in a lump sum upon the Executive's Termination of Employment.

         8. CONFIDENTIAL INFORMATION. The Executive recognizes and acknowledges that he will have access to certain information of the Company and that such information is confidential and constitutes valuable, special and unique property of the Company. The Executive shall not at any time, either during or subsequent to the term of this Agreement, disclose to others, use, copy or permit to be copied, except in pursuance of his duties for and on behalf of the Company, it successors, assigns or nominees, any Confidential Information of the Company (regardless of whether developed by the Executive) without the prior written consent of the Company.

         The term "Confidential Information" with respect to any person means any secret or confidential information or know-how and shall include, but shall not be limited to, the plans, customers, costs, prices, uses, and applications of products and services, results of investigations, studies owned or used by such person, and all products, processes, compositions, computer programs, and servicing, marketing or operational methods and techniques at any time used, developed, investigated, made or sold by such person, before or during the term of




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this Agreement, that are not readily available to the public or that are maintained as confidential by such person. The Executive shall maintain in confidence any Confidential Information of third parties received as a result of his employment with the Company in accordance with the Company's obligations to such third parties and the policies established by the Company.

         9. DELIVERY OF DOCUMENTS UPON TERMINATION. The Executive shall deliver to the Company or its designee at the termination of his employment all correspondence, memoranda, notes, records, drawings, sketches, plans, customer lists, product compositions, and other documents and all copies thereof, made, composed or received by the Executive, solely or jointly with others, that are in the Executive's possession, custody, or control at termination and that are related in any manner to the past, present, or anticipated business or any member of the Company.

         10. NO TAMPERING. Throughout the term of the Agreement and through the second anniversary of the expiration thereof, the Executive shall not (a) request, induce or attempt to influence any customers of the Company to curtail or cancel any business they may transact with the Company; or (b) request, induce or attempt to influence any employee of the Company to terminate his employment with the Company.

         11. RELOCATION. The Company's requiring the Executive to be based anywhere other than Miami, Florida except for required travel on the Company's business to an extent substantially consistent with his present business travel obligations, or, in the event the Executive consents to any relocation, the failure by the Company to pay (or reimburse the Executive) for all reasonable moving expenses incurred by him relating to a change of his principal residence in connection with such relocation and to indemnify the Executive against any loss (defined as the difference between the actual sale price of such residence and the higher of (a) his aggregate investment in such residence or (b) the fair market value of such residence as determined by a real estate appraiser designated by the Executive and reasonably satisfactory to the Company) realized on the sale of the Executive's principal residence in connection with any such change of residence, shall constitute Good Reason for the Executive to voluntarily terminate his employment.

         12. PUBLICITY AND ADVERTISING. The Executive agrees that the Company may use his name, picture, or likeness for any advertising, publicity, or other business purpose at any time, during the term of the Agreement and may continue to use materials generated during the term of the Agreement for a period of six months thereafter. The Executive shall receive no additional consideration if his name, picture or likeness is so used. The Executive further agrees that any negatives, prints or other material for printing or reproduction purposes prepared in connection with the use of his name, picture or likeness by the Company shall be and are the sole property of the Company.

         13. REMEDIES. The Executive acknowledges that a remedy at law for any breach or attempted breach of the Executive's obligations under Sections 8 through 10 may be inadequate, agrees that the Company may be entitled to specific performance and injunctive and other equitable remedies in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. The Company shall have the right to offset against amounts to be paid to the Executive pursuant to the terms hereof any amounts from time to time owing by the Executive to the Company. The termination of the Agreement pursuant to Section 3, 5(a)




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or 5(b) shall not be deemed to be a waiver by the Company of any breach by the
Executive of this Agreement or any other obligation owed the Company, and notwithstanding such a termination the Executive shall be liable for all damages attributable to such a breach.

         14. DISPUTE RESOLUTION. Subject to the Company's right to seek injunctive relief in court as provided in Section 13 of this Agreement, any dispute, controversy or claim arising out of or in relation to or connection to this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration, and any party may submit such dispute, controversy or claim, including a claim for indemnification under this
Section 14, to arbitration.

                  (a) ARBITRATORS. The arbitration shall be heard and determined by one arbitrator, who shall be impartial and who shall be selected by mutual agreement of the parties; provided, however, that if the dispute involves more than $1,000,000, then the arbitration shall be heard and determined by three (3) arbitrators. If three (3) arbitrators are necessary as provided above, then (i) each side shall appoint an arbitrator of its choice within thirty (30) days of the submission of a notice of arbitration and (ii) the party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within thirty (30) days following the appointment of the last party-appointed arbitrator.

                  (b) PROCEEDINGS. Unless otherwise expressly agreed in writing by the parties to the arbitration proceedings:

                           (i) The arbitration proceedings shall be held in
                  Miami, Florida, at a site chosen by mutual agreement of the parties, or if the parties cannot reach agreement on a location within thirty (30) days of the appointment of the last arbitrator, then at a site chosen by the arbitrators;

                           (ii) The arbitrators shall be and remain at all times
                  wholly independent and impartial;

                           (iii) The arbitration proceedings shall be conducted
                  in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time;

                           (iv) Any procedural issues not determined under the
                  arbitral rules selected pursuant to item (iii) above shall be determined by the law of the place of arbitration, other than those laws which would refer the matter to another jurisdiction;

                           (v) The costs of the arbitration proceedings
                  (including attorneys' fees and costs) shall be borne in the manner determined by the arbitrators;

                           (vi) The decision of the arbitrators shall be reduced
                  to writing; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrators; made and promptly paid in United States dollars free of any deduction or offset; and any costs or fees incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement;




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                           (vii) The award shall include interest from the date
                  of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at 6% per annum; and

                           (viii) Judgment upon the award may be entered in any
                  court having jurisdiction over the person or the assets of the party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

                  (c) ACKNOWLEDGMENT OF PARTIES. Each party acknowledges that he or it has voluntarily and knowingly entered into an agreement to arbitration under this Section by executing this Agreement.

         15. INDEMNIFICATION. The Executive shall be protected against any and all legal actions when he is either a party, witness or a participant in any legal action brought against the Company. He will be protected through any programs that cover the outside directors or other executives of the Company.

         16. MISCELLANEOUS PROVISIONS.

                  (a) SUCCESSORS OF THE COMPANY. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 16 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  (b) EXECUTIVE'S HEIRS, ETC. The Executive may not assign his rights or delegate his duties or obligations hereunder without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder as if he had continued to live, all such amounts, unless other provided herein, shall be paid in accordance with the terms of this Agreement to his designee or, if there be no such designee, to his estate.

                  (c) NOTICE. For the purposes of this Agreement, notices and all other communications provide for in the Agreement shall be in writing and shall be deemed to have been duly given when




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         delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, provided that all notices to the Company shall be directed to the attention of the Chief Executive Officer of the Company with a copy to the Secretary of the Company, or to such other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  (d) AMENDMENT OR WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer as may be specifically designated by the Board of Directors of the Company (which shall in any event include the Company's Chief Executive Officer). No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

                  (e) INVALID PROVISIONS. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereby agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.

                  (f) SURVIVAL OF THE EXECUTIVE'S OBLIGATIONS. The Executive's obligations under this Agreement shall survive regardless of whether the Executive's employment by the Company is terminated, voluntarily or involuntarily, by the Company or the Executive, with or without Cause.

                  (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  (h) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Florida.

                  (i) CAPTIONS AND GENDER. The use of captions and Section headings herein is for purposes of convenience only and shall not effect the interpretation or substance of any provisions contained herein. Similarly, the use of the masculine or feminine gender with respect to pronouns in this Agreement is for purposes of convenience and includes either sex who may be a signatory.





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         IN WITNESS WHEREOF, the Executive and duly authorized Company officers have signed this Agreement.


EXECUTIVE:                                  COMPANY:
                                            HAMILTON BANCORP INC.



------------------------------------
Lucious Timothy Harris                      By
                                               ---------------------------------
                                                     Title:
Address:
                                            By
                                               ---------------------------------
                                            Title:




                                            HAMILTON BANK, N.A.




                                            By
                                               ---------------------------------
                                            Title:




                                            By
                                               ---------------------------------
                                            Title:



                                            3750 N.W. 87th Avenue
                                            Miami, Florida  33178




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